Exhibit 24.1

February 17, 2010

Ronnie R. Labrato, W. Paul Bowers and Melissa K. Caen

Dear Gentlemen and Ms. Caen:

Georgia Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount or number of any of the following securities: preference stock, depositary preference shares, preferred stock, and/or debt instruments or any combination of such securities, and any necessary or appropriate amendments (including post-effective amendments) to such registration statement or statements.

Georgia Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and any appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

Georgia Power Company hereby authorizes you or any one of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of Georgia Power Company hereby authorize you or any one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

Yours very truly,

GEORGIA POWER COMPANY

By  /s/Michael D. Garrett
Michael D. Garrett
President and Chief Executive Officer

/s/Robert L. Brown, Jr. Robert L. Brown, Jr.	/s/D. Gary Thompson D. Gary Thompson
/s/Anna R. Cablik Anna R. Cablik	/s/Richard W. Ussery Richard W. Ussery
/s/Michael D. Garrett Michael D. Garrett	/s/W. Jerry Vereen W. Jerry Vereen
/s/Stephen S. Green Stephen S. Green	/s/E. Jenner Wood III E. Jenner Wood III
/s/David M. Ratcliffe David M. Ratcliffe	/s/Ronnie R. Labrato Ronnie R. Labrato
/s/Jimmy C. Tallent Jimmy C. Tallent	/s/Ann P. Daiss Ann P. Daiss
/s/Beverly Daniel Tatum Beverly Daniel Tatum	/s/Daniel M. Lowery Daniel M. Lowery

Extract from minutes of meeting of the board of directors of Georgia Power Company.

- - - - - - - - -

RESOLVED:  That for the purpose of signing and filing a registration statement or statements with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance and sale of an indeterminate amount or number of any of the following securities: preference stock, depositary preference shares, preferred stock and/or debt instruments, or any combination of such securities, and of amending such registration statement or statements or remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments) to such registration statement or statements (both before and after such statement or statements become effective), the Company, its officers and the members of its Board of Directors are authorized to grant their several powers of attorney to Ronnie R. Labrato, W. Paul Bowers and Melissa K. Caen.
- - - - - - - - -

The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on February 17, 2010, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: March 1, 2010	GEORGIA POWER COMPANY By /s/Melissa K. Caen Melissa K. Caen Assistant Secretary